NOTE

U.S. $10,000.00								           May 24, 2007

	FOR VALUE RECEIVED, the undersigned, AMASYS Corporation, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Private Capital Group, LLC (the "Lender"), upon demand, the principal sum of U.S. Ten Thousand Dollars ($10,000.00), which constitutes the aggregate principal amount of the Advance (defined below) made by the Lender to the Borrower and outstanding on the date hereof.

	The Borrower promises to pay interest on the unpaid principal amount of the
Advance from the date of such Advance until such principal amount is paid in full, at the rate of 10% per annum (WSJ Prime + 1.75%).  Additionally, Borrower promises to Grant to Lender 1,000,000 shares of restricted common stock and to issue a Warrant to Lender for an additional 1,000,000 shares of restricted common stock at an exercise price of $0.01per share as inducement to Lender to make the loan.

	Both principal and interest are payable in lawful money of the United States of America to the Lender, on or before December 31, 2007, at Two Grand Central
Tower, 140 E. 45th Street, Suite 15C
New York, NY  10017, or such other address as the holder hereof may designate in writing, in same day funds, without defense, offset or counterclaim.

	Borrower acknowledges the receipt of the amount of $10,000, which amount was loaned as of May 24, 2007 (the "Advance").

	The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder.
This Note may be prepaid at any time without penalty.

	The Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

	This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

	THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH
RESPECT TO THIS NOTE OR THE ENFORCEMENT OR COLLECTION HEREOF.

	IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


						AMASYS Corporation



						By:	_/S/ AMBER GORDON___
							S. Amber Gordon
							Corporate Secretary